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                                                                     Exhibit 3.2

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                          CARMAX AUTO RECEIVABLES LLC
                    (A Virginia Limited Liability Company)


     The undersigned members (the "Members") have caused the formation of CarMax Auto Receivables LLC, a Virginia limited liability company (the "LLC"), pursuant to the Articles of Organization dated as of May 19, 1999 and filed in the office of the Virginia State Corporation Commission on May 19, 1999 in accordance with the Virginia Limited Liability Company Act (as amended from time to time, the "Act") and, in connection therewith, hereby agree as follows:

     1.   Definitions.  Except as otherwise defined herein, all capitalized
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terms used in this Limited Liability Company Operating Agreement (the
"Agreement") shall have the same meanings ascribed to them in the Articles of Organization of the LLC, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

     2.   Appointment and Powers of the Manager.  The manager of the LLC (the
          -------------------------------------
"Manager") is authorized on behalf of the LLC to do or cause to be done any activity authorized by the Articles of Organization of the LLC. The initial Manager of the LLC, as appointed in the Articles of Organization of the LLC, is CPD, Inc., a Virginia corporation ("CPD"). For and in consideration of the Manager's service as manager of the LLC, the LLC shall pay to the Manager such compensation as the Manager and the Members (other than the Manager if the Manager is also a Member) shall agree from time to time.

     3.   Restrictions on the Powers of the Manager.  The Manager shall not have
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the authority to:

          (a) cause the LLC to do any acts in violation of or in breach of the Financing Documents or any other material agreement entered into by the LLC;

          (b) take any action in contravention of the Act, the Articles of Organization of the LLC, or this Agreement;

          (c) take any action that would make it impossible to carry on the ordinary business of the LLC;

          (d) admit any Person as a member of the LLC;

          (e) knowingly perform any act that would subject the Members to loss of limited liability in any jurisdiction; or

          (f) take any action to amend or modify this Agreement.
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     4.   Duties and Obligations of the Manager.
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          (a) Subject to Section 3, the Manager shall take all action that may be necessary or appropriate for the continuation of the LLC's valid existence as a limited liability company under the laws of the Commonwealth of Virginia (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the LLC to conduct the business in which it is engaged).

          (b) The Manager shall devote to the LLC such time as it shall deem necessary to conduct the LLC's business and affairs in an appropriate manner.

          (c) The Manager shall use its best efforts, in the conduct of the LLC's business and affairs, to put all persons with whom the LLC deals on notice that the Members are not liable for the LLC's obligations, and all agreements to which the LLC is a party shall include a statement to the effect that the LLC is a limited liability company formed under the Act; provided, however, the failure to include such a statement in an agreement
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     to which the LLC is a party shall not affect the LLC's power and authority or authorization to enter into such agreement.

          (d) The Manager shall prepare or cause to be prepared and shall file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the LLC. The Manager shall cause the LLC to pay any taxes payable by the LLC; provided, however, that the Manager shall not be required to cause the LLC
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     to pay any tax so long as the LLC is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC.

          (e) The Manager shall, from time to time, submit or cause to be submitted to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

          (f) The Manager shall use its best efforts to cause the LLC to be formed, reformed, or qualified to transact business, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the LLC then transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the

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     Members or to permit the LLC lawfully to transact its business.

     5.   Officers.
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          (a) Appointment of Officers.  The officers of the LLC (the "Officers")
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     shall be a President, one or more Vice Presidents, a Treasurer, a
     Secretary, one or more Assistant Secretaries and such other officers as the Manager shall approve from time to time in its sole discretion. Any two or more offices may be held by the same person, and the Officers will hold their offices until their successors are selected and appointed by the Manager. The Officers are as follows:

          Name                    Office
          ----                    ------

          Michael T. Chalifoux    President and Assistant
                                  Secretary

          Philip J. Dunn          Vice President, Treasurer and
                                  Secretary

          Keith D. Browning       Vice President and Assistant
                                  Secretary

          (b) Delegation of Authority.  Subject to Sections 2 and 3 of this
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     Agreement, the Officers shall have the authority to manage the day-to-day affairs of the LLC on behalf of and under the supervision of the Manager. The Officers shall act at all times in accordance with the instructions of the Manager. The acts of the Officers shall bind the LLC to the extent that such acts are within the scope of their authority. The Officers shall be subject at all times to the direction of the Manager.

          (c) President.  In the absence of the Manager or in the event of the
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     Manager's inability to act, the President shall act as the chief executive officer of the LLC and shall be responsible for the general and active management of the LLC subject to Subsection (b) of this Section 5. The President shall also perform such duties and have such authority as may be lawfully required of or conferred upon the President by the Manager.

          (d) Vice President.  In the absence of the President or in the event
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     of the President's inability to act, the Vice President shall perform the duties of the President. The Vice President shall also perform such duties and have such authority as may be lawfully required of or conferred upon the Vice President by the Manager.

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          (e) Treasurer.  The Treasurer shall have charge of and be responsible
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     for all securities, funds, receipts and disbursements of the LLC and shall deposit or cause to be deposited, in the name of the LLC, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Manager; shall be custodian of the financial records of the LLC; shall keep or cause to be kept full and accurate records of all receipts and disbursements of the LLC in accordance with generally accepted accounting practices and principles; and shall render to the President or the Manager, whenever requested, an account of the financial condition of the LLC. The Treasurer shall also perform such duties and have such authority as may be lawfully required of or conferred upon the Treasurer by the Manager.

          (f) Secretary and Assistant Secretaries.  The Secretary shall be
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     responsible for filing legal documents and maintaining the records of the
     LLC. The Secretary shall also perform such duties and have such authority as may be lawfully required of or conferred upon the Secretary by the Manager. In the absence of the Secretary or in the event of the Secretary's inability to act, any Assistant Secretary shall perform the duties of the Secretary.

     6.   Admission of Members, Capital Contributions, Membership Interests.
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          (a) Simultaneously with the execution and delivery of this Agreement,
     CarMax Auto Superstores, Inc., a Virginia corporation ("CarMax Auto"), shall be admitted as a Member of the LLC with a membership interest of 50.0%. The address of CarMax Auto is as follows:

          CarMax Auto Superstores, Inc.
          4900 Cox Road
          Glen Allen, Virginia 23060
          Attention: Keith D. Browning

          (b) A capital contribution to the LLC in the amount of $100.00 shall be made by CarMax Auto simultaneously with the execution and delivery of this Agreement in consideration for its 50.0% membership interest.

          (c) Simultaneously with the execution and delivery of this Agreement, CPD, shall be admitted as a Member of the LLC with a membership interest of 50.0%. The address of CPD is as follows:

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          CPD, Inc.
          4900 Cox Road
          Glen Allen, Virginia  23060
          Attention: Michael T. Chalifoux

          (d) A capital contribution to the LLC in the amount of $100.00 shall be made by CPD simultaneously with the execution and delivery of this Agreement in consideration for its 50.0% membership interest.

          (e) The LLC shall maintain a capital account ("Capital Account") for each Member and assignee of a Member. The value of each Capital Account shall equal (i) the sum of the cash contributions to the account, the agreed upon value of contributions of property to the account, and the share of the profits of the LLC allocated to the account, less (ii) all distributions made to the owner of the account and the share of the net losses of the LLC allocated to the account. Capital Accounts shall be maintained in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder and shall not bear interest.

     7.   Additional Capital Contributions.  The Members of the LLC shall not be
          --------------------------------
required to make any additional capital contributions to the LLC. A Member may make additional capital contributions to the LLC at any time, however, upon the written consent of each other Member. To the extent that a Member makes an additional capital contribution to or on behalf of the LLC, the Member Schedule (defined below) shall be revised and the membership interests of the Members adjusted accordingly. The provisions of this Agreement, including this Section 7, are intended solely for the benefit of the Members and the Manager and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the LLC (and no such creditor of the LLC shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the LLC to make any contribution to the LLC or to issue any call for capital pursuant to this Agreement. CPD hereby consents to the making of additional capital contributions to the LLC by CarMax Auto in connection with the Financing Documents.

     8.   Member Schedule.  The LLC shall maintain a schedule of all Members of
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the LLC from time to time, their respective addresses and the membership interests held by them (as the same may be amended, modified or supplemented from time to time, the "Member Schedule"), a copy of which as of the date of this Agreement is attached hereto as Schedule A. The Manager shall cause the
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Member Schedule to be updated from time to time as necessary to reflect accurately the information therein.

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     9.   Limited Liability of Members.  The debts, obligations and liabilities
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of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Members shall not be obligated for any such debts, obligations or liabilities of the LLC solely by reason of their status as Members of the LLC.

     10.  Tax Matters.
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          (a) The books and records of the LLC shall be maintained on an accrual basis. The LLC may report its operations for tax purposes on the accrual method. The taxable year of the LLC shall end on the last day of February.

          (b) CarMax Auto is hereby appointed as the "tax matters partner" of the LLC pursuant to Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), with all powers granted to a "tax matters partner" under the Code.

          (c) The Members intend that the LLC be classified as a partnership for federal income tax purposes, and this Agreement shall be interpreted accordingly.

     11.  Allocations of Profits and Losses.  On the last day of each taxable
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year and for the taxable year ending on such day, 99% of the profits and losses
(including items of deduction) of the LLC shall be allocated to CarMax Auto, and 1% of the profits and losses (including items of deduction) of the LLC shall be allocated to CPD.

     12.  Distributions.  Subject to applicable provisions of the Act or other
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applicable law, the Manager shall have sole discretion regarding whether to make any distributions and regarding the amounts and timing of any distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as the Manager deems necessary with respect to the reasonable business needs of the LLC. Unless specifically required otherwise by this Agreement, distributions to Members shall be made in accordance with their respective positive Capital Account balances.

     13.  Liquidation.  Upon dissolution of the LLC, the Manager shall proceed
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diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Act. The Manager shall pay, satisfy or discharge from LLC funds all of the debts, liabilities and obligations of the LLC or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for

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contingent liabilities in such amount and for such term as the Manager may reasonably determine), and the Manager shall distribute all remaining assets of the LLC to the Members in accordance with their respective Capital Accounts by the end of the taxable year of the LLC in which the liquidation of the LLC occurs (or, if later, 90 days after the date of the liquidation).

     14.  Term. This Agreement shall terminate upon the dissolution and winding
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up of the affairs of the LLC.

     15.  Assignments.  Each Member may assign or otherwise transfer in whole or
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in part its membership interest in the LLC. If a Member assigns all or a part of its membership interest in the LLC, the assignee shall be admitted to the LLC as a member of the LLC upon such assignee's execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

     16.  Amendments.  Except with respect to amendments required by law, this
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Agreement may be amended only in a writing signed by each Member existing at the time of such amendment.

     17.  Headings. The headings in this Agreement are included solely for
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convenience and identification and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

     18.  Benefits of Agreement; No Third Party Rights.  None of the provisions
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of this Agreement shall be for the benefit of or enforceable by any creditor of the LLC or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

     19.  Severability of Provisions.  Each provision of this Agreement shall be
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considered severable, and if for any reason any provision or provisions of this
Agreement are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal.

     20.  Governing Law.  This Agreement shall be governed by, and construed in
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accordance with, the laws of the Commonwealth of Virginia.

     21.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one

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and the same instrument.

     IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement as of the 19th day of May, 1999.


                              CPD, INC.,
                              as Manager and a Member


                              By: /S/ Michael T. Chalifoux
                                 -------------------------------
                                 Name:  Michael T. Chalifoux
                                 Title: President


                              CARMAX AUTO SUPERSTORES, INC.,
                              as a Member


                              By: /S/ Keith D. Browning
                                 --------------------------------
                                 Name:  Keith D. Browning
                                 Title: Vice President, Chief
                                        Financial Officer and
                                        Assistant Secretary

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                                   Schedule A
                                    Members
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                                     Membership          Capital
Name and Address                      Interest         Contribution
----------------                     ----------        ------------

CarMax Auto Superstores, Inc.           50.0%             $100.00
4900 Cox Road
Glen Allen, Virginia  23060
Attention: Keith D. Browning


CPD, Inc.                               50.0%             $100.00
4900 Cox Road
Glen Allen, Virginia  23060
Attention: Michael T. Chalifoux

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